Exhibit 3.1
ROSS MILLER Secretary of State 206 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080638666-35
Filing Date and Time 09/26/2008 2:40 PM
Entity Number E0609762008-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	Chardan Acquisition Corp.
2. Registered Agent for	x Commercial Registered Agent:	CSC Services of Nevada, Inc.
Service of Process:		Name
(must be a Nevada address where process may be served)	☐Noncommercial Registered Agent OR ☐Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (If different from street address)	City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue	Number of shares With par value: 100,000,000 shares common 10,000,000 shares preferred	Par value Per share: $.0001 $.0001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Kerry Propper
Name
	17 State Street, Suite 1600	New York	NY	10004
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)
	Corporation Service Company	X By: /s/ Elizabeth R. Konieczny
	Name	Incorporator Signature

	830 Bear Tavern Road	West Trenton	NJ	08628
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/ Elizabeth R. Konieczny Asst. V.P.			09/26/2008
	Authorized Signature of Registered Agent or On behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that CHARDAN ACQUISITION CORP., did on
September 26, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Rhonda Tuin Certificate Number: C20080926-2226	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 29, 2008 /s/ Ross Miller Ross Miller Secretary of State